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                                                                   EXHIBIT 99(b)

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION
                          CONSENT OF DIRECTOR NOMINEE

     The undersigned, N. Alexander MacColl, Jr., does hereby consents to being named in the Registration Statement on Form S-11 (File No. 333-10495) filed with the Securities and Exchange Commission by Chevy Chase Preferred Capital Corporation as a nominee for election to the Board of Directors of Chevy Chase Preferred Capital Corporation and to serve if elected.

                                      /s/ N. Alexander MacColl, Jr.
                                      -------------------------------
                                      N. Alexander MacColl, Jr.



Dated:  November 14, 1996